UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2015

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of)	(Commission Number)	(IRS Employer No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2015, Symantec Corporation (the “Company”) and Havasu Holdings Ltd. (“Buyer”) entered into a Purchase Agreement (the “Agreement”). Buyer is an entity formed and controlled by an affiliate of The Carlyle Group and certain co-investors. Pursuant to the Agreement, the Company has agreed to sell the assets (including the stock and other equity interests of certain subsidiaries) of its information management business (the “Business”) to Buyer for $8.0 billion in cash (the “Purchase Price”), plus the assumption of certain liabilities of the Business as specified in the Agreement. The Purchase Price is subject to adjustment for (i) the Closing Net Working Capital (as defined in the Agreement) of the Business as of the closing being higher or lower than a specified target amount, (ii) any Business Indebtedness (as defined in the Agreement) assumed by Buyer, (iii) the Business Cash Amount (as defined in the Agreement) as of the closing being higher or lower than a specified amount as well as certain required amounts, and (iv) net pension liabilities for certain pension plans that will be assumed by Buyer being higher or lower than a specified target amount.

In the Agreement, the Company and Buyer have made customary representations and warranties and have agreed to customary covenants relating to the sale. Specifically, (i) before the closing, the Company is required to conduct the Business in the ordinary course of business consistent with past practice and to comply with certain covenants regarding the operation of the Business and (ii) for five years following the closing, neither the Company nor any of its Subsidiaries will directly or indirectly engage in any business activity that competes with the Business, in each case subject to certain exceptions as described in the Agreement. Subject to certain limitations, the Company and Buyer have agreed to indemnify each other for losses arising from certain breaches of the Agreement, certain tax liabilities and certain other liabilities.

The sale is subject to certain customary closing conditions, including the (i) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) certain other antitrust approvals in foreign jurisdictions, and (iii) certain approvals from the Committee on Foreign Investment in the United States (and possibly the United States Department of Defense as well). In addition, the sale is conditioned on the Company having completed in all material respects the operational separation of the Business from its other businesses in specified jurisdictions. The Agreement provides that the closing will occur on a date that is the last business day of the Company’s fiscal month and that follows the completion of a 15 consecutive business day marketing period for the debt financing that Buyer is using to finance a portion of the Purchase Price, subject to certain exceptions. However, there is no financing condition to the obligations of Buyer to consummate the transaction. Equity and debt commitments for the full Purchase Price are in place.

The Agreement provides that Buyer will be required to pay the Company a $520 million termination fee if the Agreement is terminated under certain circumstances, including based on Buyer’s failure to consummate the transaction if all conditions to the obligations of Buyer to close the transaction have been satisfied or waived (other than those that by their nature will not be satisfied until the closing). The Agreement also contains certain other termination rights, including the right of either party to terminate the Agreement if the closing has not occurred on or before February 29, 2016.

The above description of the Agreement and the sale of the Business does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Buyer. The Agreement contains representations and warranties that the Company, on one hand, and Buyer, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. These disclosure schedules modify, qualify or create exceptions to the representations and warranties set forth in the Agreement. Some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from those generally applicable to security holders or (iii) may have been used for the purpose of allocating risk between the parties to the Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Buyer. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

2.1	Purchase Agreement dated as of August 11, 2015, by and between Symantec Corporation and Havasu Holdings Ltd.*

*The disclosure letter and related schedules are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: August 13, 2015	By:	/s/ Gregory M. King
Gregory M. King
Senior Vice President, Legal

Exhibit Index

Exhibit Number	Exhibit Title or Description

2.1	Purchase Agreement dated as of August 11, 2015, by and between Symantec Corporation and Havasu Holdings Ltd.*

*The disclosure letter and related schedules are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.